Exhibit 99.1

Global Growth in Dell’s Enterprise Solutions Contributes to Strong First Quarter Results

  Servers, storage and services revenue grew a combined 38 percent reaching $4.2 billion in revenue
  Revenue, operating income and shipments all up by at least 20 percent
  Earnings 22 cents per share on a GAAP basis, 30 cents non-GAAP

ROUND ROCK, Texas--(BUSINESS WIRE)--May 20, 2010--Commercial customers increased their purchases of Dell’s open, capable and affordable enterprise solutions in the fiscal first quarter, contributing to the company’s continued robust revenue, operating income and shipment growth.

Fiscal-Year 2011 First Quarter Highlights

  Total revenue in the quarter ended April 30 was $14.9 billion, a 21-percent increase from a year ago.
  Results reflect the powerful combination of Dell and Perot Systems and sound company execution in an overall improving business environment.
  GAAP operating income of $619 million was 4.2 percent of revenue. Non-GAAP operating income was $824 million, or 5.5 percent of revenue, outpacing revenue growth with a 29-percent increase.
	First Quarter
(in millions, except share data)	FY11	FY10	Change
Revenue	$14,874	$12,342	21%

Operating Income (GAAP)	$619	$414	50%
Net Income (GAAP)	$441	$290	52%
EPS (GAAP)	$0.22	$0.15	47%

Operating Income (non-GAAP)	$824	$638	29%
Net Income (non-GAAP)	$584	$486	20%
EPS (non-GAAP)	$0.30	$0.25	20%

Information about Dell’s use of non-GAAP financial information is provided under “Non-GAAP Financial Measures” below. Non-GAAP financial information excludes costs related primarily to the amortization of purchased intangibles, severance and facility-action costs, acquisition-related charges and a provision for settlement of securities class-action litigation. All comparisons in this press release are year over year unless otherwise noted.

Results

  GAAP gross margin was 16.9 percent of revenue. Non-GAAP gross margin was 17.6 percent of revenue.
  GAAP operating expenses were 12.7 percent of revenue. Non-GAAP operating expenses were 12 percent of revenue, or $1.79 billion, down from 13.1 percent a year ago as Dell continues its strict discipline on costs and operational execution.
  GAAP operating income was $619 million, or 4.2 percent of revenue. Non-GAAP operating income was $824 million, or 5.5 percent of revenue.
  Cash flow from operations was $238 million for the quarter.
  The company resumed its stock buyback program during the quarter; spending $200 million to repurchase stock.

Strategic Progress:

  Virtualization, cloud computing, and heightened data storage requirements are prompting customers to use their existing investments more efficiently and make new investments in enterprise innovation that drive business value. In meeting this customer need, Dell had a 39-percent increase in server revenue in the quarter. Revenue for EqualLogic storage products grew more than 75 percent. Revenue from services, boosted by the addition of Perot Systems, increased 53 percent as Dell builds its capabilities to provide end-to-end expertise globally.
  Business in BRIC (Brazil, Russia, India and China) countries continued to grow. Revenue for those countries increased 60 percent, led by India’s 90-percent growth and Brazil’s 81 percent. China had revenue growth of 44 percent and represents a critical growth engine for the company.
  Mobility revenue was up 18 percent. The company introduced the Vostro 3000 series designed for small businesses that require robust mobile computing solutions featuring powerful processors, high-end graphics and built-in security. Dell also enhanced its Latitude family of commercial laptops with new Intel Core i5 and Core i7 processors and other new standards-based features.

Business Units:

  Large Enterprise revenue was $4.2 billion, up 25 percent, led by a 61-percent increase in server revenue and a 44-percent increase in services revenue. Operating income for the quarter was $283 million, a 47-percent improvement. As Dell commercial customers were increasing their spending, they had more enterprise choices with the introduction of PowerEdge blade, rack-mount and tower servers along with enhancements to Dell Lifecycle Controller and Dell Management Console (DMC). These solutions offer customers a robust platform and management capability for virtualization, server consolidation, mission-critical business and database applications.
  Public revenue was $3.9 billion, an increase of 22 percent. Operating income for the quarter was $298 million, a 2-percent improvement. Revenue from services, which includes Perot Systems, more than doubled from a year ago. Dell is the No. 1 healthcare information technology services provider in the world according to the latest IT services worldwide share report by Gartner, Inc.
  Small and Medium Business revenue was $3.5 billion, up 19 percent. Operating income was $313 million, a 36 percent increase. Dell serves more than 10 million SMB customers globally and has more than 50,000 registered and certified partners in Dell’s Channel Program PartnerDirect.
  Consumer revenue was $3.2 billion, a 16-percent increase, with operating income of $17 million. Shipments increased 20 percent. The need for on-line access anywhere anytime helped increase mobility revenue by 26 percent.

Quotes:

Michael Dell, chairman of the board and chief executive officer: “Our strategy and the significant investments we’re making to enhance our capabilities are providing more of the standards-based, flexible solutions that provide customers the highest value. These efforts are driving renewed Dell growth.”

Brian Gladden, chief financial officer: “This quarter was highlighted by good execution in an improving economic environment. We feel good about the growth across our commercial business as it approaches nearly $50 billion in revenues. We will continue to make investments in our enterprise solutions throughout the year.”

Company Outlook:

The company believes it is seeing the early stages of a corporate IT refresh. Commercial demand continued to build in the first quarter and Dell is optimistic the trend will continue throughout the year. Dell expects seasonal improvements from its state and local government, consumer and education businesses in the second quarter. But, the second quarter and the first part of the third quarter typically experience slower demand from larger commercial customers in the U.S. and Europe. Overall, Dell expects a normal, seasonal sequential demand pick-up in the low single digits in its second quarter. In addition, the company expects some components to remain in tight supply for the next couple quarters and some volatility in global currencies.

About Dell

Dell Inc. (NASDAQ: DELL) listens to customers and delivers worldwide innovative technology, business solutions and services they trust and value. For more information, visit www.dell.com. To hear a replay of the first-quarter analyst call with Michael Dell, chairman and CEO, Brian Gladden, CFO, and Brad Anderson, senior vice president, enterprise product group, go to www.dell.com/investors. To communicate directly with Dell, go to www.dell.com/dellshares.

Non-GAAP Financial Measures:

This press release includes information about non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income, non-GAAP net income, and non-GAAP earnings per share (collectively the “non-GAAP financial measures”), which are not measurements of financial performance prepared in accordance with U.S. generally accepted accounting principles. In the following tables, Dell has provided a reconciliation of each non-GAAP financial measure to the most directly comparable GAAP financial measure under the heading “Reconciliation of Non-GAAP Financial Measures” and has presented a detailed discussion of its reasons for including the non-GAAP financial measures and the limitations associated with those measures under the heading “Use of Non-GAAP Financial Measures.” Dell encourages investors to review the reconciliation and the non-GAAP discussion in conjunction with Dell’s presentation of these non-GAAP financial measures.

Special Note:

Statements in this press release that relate to future results and events (including statements about Dell’s future financial and operating performance, expected component pricing, global currency volatility and anticipated customer demand) are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and are based on Dell's current expectations. Actual results and events in future periods may differ materially from those expressed or implied by these forward-looking statements because of a number of risks, uncertainties and other factors, including: weak global economic conditions and instability in financial markets; weak economic conditions and additional regulation affecting Dell’s financial services activities; intense competition; Dell’s cost-cutting measures; Dell’s ability to effectively manage periodic product and services transitions; Dell’s ability to effectively manage the growth of its distribution capabilities and add to its product and services offerings; Dell’s ability to achieve favorable pricing from its vendors; Dell’s reliance on third-party suppliers for product components, including reliance on several single-sourced or limited-sourced suppliers; disruptions in component or product availability; successful implementation of Dell’s acquisition strategy; Dell’s ability to generate substantial non-U.S. net revenue; Dell’s product, customer, and geographic sales mix, and seasonal sales trends; Dell’s ability to access the capital markets; loss of government contracts; customer terminations of or pricing changes in services contracts, or Dell’s failure to perform as it anticipates at the time it enters into services contracts; Dell’s ability to hedge effectively its exposure to fluctuations in foreign currency exchange rates and interest rates; counterparty default; unfavorable results of legal proceedings; Dell’s ability to obtain licenses to intellectual property developed by others on commercially reasonable and competitive terms; expiration of tax holidays or favorable tax rate structures, or unfavorable outcomes in tax audits and other compliance matters; Dell’s ability to maintain strong internal controls; changing environmental and safety laws; the effect of armed hostilities, terrorism, natural disasters, and public health issues; information technology and manufacturing infrastructure disruptions or breaches of data security; Dell’s ability to attract, retain, and motivate key personnel; and other risks and uncertainties discussed in Dell’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for its fiscal year ended January 29, 2010. Dell assumes no obligation to update its forward-looking statements.

Consolidated statements of income, financial position and cash flows and other financial data follow.

Dell, PowerEdge, Dell Precision and Vostro are trademarks of Dell Inc.

Dell disclaims any proprietary interest in the marks and names of others.

DELL INC.
Condensed Consolidated Statement of Income and Related Financial Highlights
(in millions, except per share data and percentages)
(unaudited)

	Three Months Ended			% Growth Rates
	April 30,	January 29,	May 1,
	2010(1)	2010(1)	2009	Sequential	Yr. to Yr.

Net revenue
Products	$12,086	$12,096	$10,232	0%	18%
Services, including software related	2,788	2,804	2,110	(1%)	32%
Net revenue	14,874	14,900	12,342	0%	21%

Cost of net revenue
Products	10,385	10,501	8,786	(1%)	18%
Services, including software related	1,973	1,930	1,388	2%	42%
Total cost of net revenue	12,358	12,431	10,174	(1%)	21%

Gross margin	2,516	2,469	2,168	2%	16%

Selling, general and administrative	1,730	1,780	1,613	(3%)	7%
Research, development and engineering	167	179	141	(7%)	18%
Total operating expenses	1,897	1,959	1,754	(3%)	8%

Operating income	619	510	414	21%	50%

Interest and other, net	(68)	(41)	(2)	(67%)	NM
Income before income taxes	551	469	412	17%	34%
Income tax provision	110	135	122	(18%)	(10%)
Net income	$441	$334	$290	32%	52%

Earnings per share:
Basic	$0.22	$0.17	$0.15	29%	47%
Diluted	$0.22	$0.17	$0.15	29%	47%

Weighted average shares outstanding:
Basic	1,961	1,957	1,949	0%	1%
Diluted	1,973	1,971	1,952	0%	1%

Percentage of Total Net Revenue:
Gross margin	16.9%	16.6%	17.6%
Selling, general and administrative	11.6%	12.0%	13.1%
Research and development	1.1%	1.2%	1.1%
Operating expenses	12.7%	13.2%	14.2%
Operating income	4.2%	3.4%	3.4%
Income before income taxes	3.7%	3.2%	3.3%
Net income	3.0%	2.2%	2.3%
Income tax rate	20.0%	28.7%	29.6%

Net Revenue by Product Category:
Servers and Networking	$1,785	$1,804	$1,286	(1%)	39%
Storage	554	599	534	(8%)	4%
Services(1)	1,891	1,922	1,238	(2%)	53%
Software and Peripherals	2,496	2,477	2,246	1%	11%
Mobility	4,563	4,653	3,875	(2%)	18%
Desktop PCs	3,585	3,445	3,163	4%	13%
Consolidated net revenue	$14,874	$14,900	$12,342	0%	21%

Percentage of Total Net Revenue:
Servers and Networking	12%	12%	10%
Storage	4%	4%	4%
Services(1)	13%	13%	10%
Software and Peripherals	17%	17%	18%
Mobility	30%	31%	32%
Desktop PCs	24%	23%	26%

Net Revenue by Global Segment:
Large Enterprise	$4,246	$4,197	$3,400	1%	25%
Public	3,856	3,820	3,171	1%	22%
Small and Medium Business	3,524	3,336	2,967	6%	19%
Consumer	3,248	3,547	2,804	(8%)	16%
Consolidated net revenue	$14,874	$14,900	$12,342	0%	21%

Percentage of Total Net Revenue:
Large Enterprise	28%	28%	27%
Public	26%	26%	26%
Small and Medium Business	24%	22%	24%
Consumer	22%	24%	23%

Consolidated Operating Income:
Large Enterprise	$283	$281	$192
Public	298	333	293
Small and Medium Business	313	282	230
Consumer	17	9	(1)
Consolidated segment operating income	911	905	714
Severance and facility actions	(57)	(86)	(185)
Broad based long-term incentives	(87)	(107)	(76)
Amortization of intangible assets	(88)	(86)	(39)
Acquisition-related	(20)	(116)	-
Legal Settlement	(40)	-	-
Consolidated operating income	$619	$510	$414

Note: Percentage growth rates and ratios are calculated based on underlying data in thousands.

(1) Includes the results of Perot Systems Corporation ("Perot Systems"), which was acquired on November 3, 2009, from the date of acquisition.

DELL INC.
Condensed Consolidated Statement of Financial Position and Related Financial Highlights
(in millions, except for "Ratios")
(unaudited)

	April 30,	January 29,	May 1,
	2010	2010	2009
Assets:
Current assets:
Cash and cash equivalents	$10,255	$10,635	$9,691
Short-term investments	627	373	434
Accounts receivable, net	5,880	5,837	4,278
Financing receivables, net	3,221	2,706	1,775
Inventories, net	1,182	1,051	842
Other	3,619	3,643	2,890
Total current assets	24,784	24,245	19,910
Property, plant and equipment, net	2,049	2,181	2,181
Investments	714	781	568
Long-term financing receivables, net	528	332	445
Goodwill	4,181	4,074	1,742
Purchased intangible assets, net	1,658	1,694	684
Other non-current assets	327	345	659
Total assets	$34,241	$33,652	$26,189

Liabilities and Equity:
Current liabilities:
Short-term debt	$1,079	$663	$101
Accounts payable	11,402	11,373	7,844
Accrued and other	3,449	3,884	3,464
Short-term deferred services revenue	2,950	3,040	2,732
Total current liabilities	18,880	18,960	14,141
Long-term debt	3,582	3,417	2,396
Long-term deferred services revenue	3,194	3,029	2,954
Other non-current liabilities	2,607	2,605	2,468
Total liabilities	28,263	28,011	21,959
Stockholders' equity	5,978	5,641	4,230
Total liabilities and equity	$34,241	$33,652	$26,189

Ratios:
Days of sales outstanding (1)	38	38	34
Days supply in inventory	9	8	7
Days in accounts payable	(83)	(82)	(69)
Cash conversion cycle	(36)	(36)	(28)

Average total revenue/unit (approximate)	$1,360	$1,340	$1,360

Note: Ratios are calculated based on underlying data in thousands.

(1) Days of sales outstanding (“DSO”) is based on the ending net trade receivables and most recent quarterly revenue for each period. DSO includes the effect of product costs related to customer shipments not yet recognized as revenue that are classified in the other current assets. At April 30, 2010, January 29, 2010, and May 1, 2009, DSO and days of customer shipments not yet recognized were 35 and 3 days, 35 and 3 days, 31 and 3 days, respectively.

DELL INC.
Condensed Consolidated Statements of Cash Flows
(in millions, unaudited)

	Three Months Ended
	April 30,	May 1,
	2010	2009(1)
Cash flows from operating activities:
Net income	$441	$290
Adjustments to reconcile net income to net cash provided by
operating activities:
Depreciation and amortization	247	201
Stock-based compensation	76	67
Effects of exchange rate changes on monetary assets and
liabilities denominated in foreign currencies	30	-
Deferred income taxes	(31)	(26)
Provision for doubtful accounts - including financing receivables	122	105
Other	-	18
Changes in assets and liabilities, net of effects from acquisitions:
Accounts receivable	(119)	380
Financing receivables	(208)	(27)
Inventories	(132)	24
Other assets	69	547
Accounts payable	22	(483)
Deferred services revenue	72	(25)
Accrued and other liabilities	(351)	(310)
Change in cash from operating activities	238	761

Cash flows from investing activities:
Investments:
Purchases	(350)	(428)
Maturities and sales	169	642
Capital expenditures	(46)	(80)
Acquisition of business, net of cash received	(133)	(3)
Change in cash from investing activities	(360)	131

Cash flows from financing activities:
Repurchase of common stock	(200)	-
Issuance of common stock under employee plans	7	-
Issuance of commercial paper (maturity 90 days or less), net	234	-
Proceeds from debt	268	497
Repayments of debt	(566)	(12)
Other	3	-
Change in cash from financing activities	(254)	485

Effect of exchange rate changes on cash and cash equivalents	(4)	(38)

Change in cash and cash equivalents	(380)	1,339

Cash and cash equivalents at beginning of period	10,635	8,352
Cash and cash equivalents at end of period	$10,255	$9,691

(1) Prior period amounts have been reclassified to conform to the current year presentation.

SUPPLEMENTAL NON-GAAP FINANCIAL MEASURES

The tables on the following pages set forth, for the periods indicated, a reconciliation of non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income, non-GAAP net income, and non-GAAP earnings per share (collectively, the “non-GAAP financial measures”) to the most comparable GAAP financial measures. These non-GAAP financial measures may not be directly comparable to similarly titled measures reported by other companies. See “Use of Non-GAAP Financial Measures” following the tables for additional information regarding Dell’s reasons for including the non-GAAP financial measures and for material limitations with respect to the usefulness of these measures.

DELL INC.
Reconciliation of Non-GAAP Financial Measures
(in millions, except per share data and percentages)
(unaudited)

	Three Months Ended			% Growth Rates
	April 30,	January 29,	May 1,
	2010	2010	2009	Sequential	Yr. to Yr.

GAAP gross margin	$2,516	$2,469	$2,168	2%	16%

Non-GAAP adjustments:
Amortization of intangibles	68	71	26
Severance and facility actions	29	55	65
Acquisition-related	1	1	-
Non-GAAP gross margin	$2,614	$2,596	$2,259	1%	16%

GAAP operating expenses	$1,897	$1,959	$1,754	(3%)	8%

Non-GAAP adjustments:
Amortization of intangibles	(20)	(15)	(13)
Severance and facility actions	(28)	(31)	(120)
Acquisition-related	(19)	(115)	-
Legal Settlement	(40)	-	-
Non-GAAP operating expenses	$1,790	$1,798	$1,621	0%	10%

GAAP operating income	$619	$510	$414	21%	50%

Non-GAAP adjustments:
Amortization of intangibles	88	86	39
Severance and facility actions	57	86	185
Acquisition-related	20	116	-
Legal Settlement	40	-	-
Non-GAAP operating income	$824	$798	$638	3%	29%

GAAP net income	$441	$334	$290	32%	52%

Non-GAAP adjustments:
Amortization of intangibles	88	86	39
Severance and facility actions	57	86	185
Acquisition-related	20	116	-
Legal Settlement	40	-	-
Aggregate adjustment for income taxes	(62)	(78)	(28)
Non-GAAP net Income	$584	$544	$486	7%	20%

GAAP earnings per share - diluted	$0.22	$0.17	$0.15	29%	47%
Non-GAAP adjustments per share - diluted	0.08	0.11	0.10
Non-GAAP earnings per share - diluted	$0.30	$0.28	$0.25	7%	20%

GAAP Diluted WAS	1,973	1,971	1,952

Percentage of Total Net Revenue:

GAAP gross margin	16.9%	16.6%	17.6%
Non-GAAP adjustment	0.7%	0.8%	0.7%
Non-GAAP gross margin	17.6%	17.4%	18.3%

GAAP operating expenses	12.7%	13.2%	14.2%
Non-GAAP adjustment	(0.7%)	(1.1%)	(1.1%)
Non-GAAP operating expenses	12.0%	12.1%	13.1%

GAAP operating income	4.2%	3.4%	3.4%
Non-GAAP adjustment	1.3%	2.0%	1.8%
Non-GAAP operating income	5.5%	5.4%	5.2%

Note: Percentage growth rates and ratios are calculated based on underlying data in thousands.

USE OF NON-GAAP FINANCIAL MEASURES

Dell provides non-GAAP financial information to investors to supplement GAAP financial information. Dell believes that excluding certain items from Dell’s GAAP results allows Dell’s management to better understand Dell’s consolidated financial performance from period to period and in relationship to the operating results of Dell’s segments, as management does not believe that the excluded items are reflective of underlying operating performance. The non-GAAP financial measures, as defined by Dell, represent the comparable GAAP measures adjusted to exclude acquisition related charges primarily related to our acquisition of Perot Systems in the fourth quarter of Fiscal 2010, amortization of purchased intangible assets related to acquisitions, severance and facility action costs, and a provision for a securities litigation matter that was accrued during the first quarter of Fiscal 2011. In the future, Dell expects that it may again exclude such items and may incur expenses similar to these excluded items, including in connection with any future acquisitions. Accordingly, the exclusion of these items and other similar items in Dell’s non-GAAP presentation should not be interpreted as implying that these items are non-recurring, infrequent, or unusual. Dell believes the non-GAAP financial measures will provide investors with useful information to help them evaluate Dell’s operating results. These non-GAAP financial measures facilitate an enhanced understanding of historical results and enable more meaningful period to period comparisons.

This additional non-GAAP financial information is not meant to be considered in isolation or as a substitute for gross margin, operating expenses, operating income, net income, and earnings per share prepared in accordance with GAAP.

The non-GAAP financial measures for the periods indicated in the tables above reflect adjustments related to the following items:

  Acquisition-related charges are expensed as incurred and consist primarily of cash compensation payments, retention payments, integration costs, bankers’ fees, legal fees, and consulting fees that are primarily attributable to the acquisition of Perot Systems. The cash compensation payments include payments that were triggered by the acquisition made to Perot Systems employees who are now employed with Dell. Retention payments include stock-based compensation and cash incentives awarded to employees, which are recognized over the vesting period. Integration costs include incremental business costs that are directly attributable to the acquisition of Perot Systems and that are incurred during the integration period. These costs primarily include IT costs related to the integration of IT systems and processes, costs related to the integration of Perot Systems employees, costs related to full-time employees who are working on the integration, and consulting expenses. Acquisition-related charges are inconsistent in amount and are significantly impacted by the timing and nature of acquisitions. Therefore, although Dell may incur these types of expenses in connection with future acquisitions, Dell believes eliminating the expenses relating to the Perot Systems acquisition for purposes of calculating the non-GAAP financial measures facilitates a more meaningful evaluation of Dell’s current operating performance and comparisons to Dell’s past operating performance.
  Amortization of purchased intangible assets consists primarily of amortization of customer relationships, customer lists, acquired technology, trade names, and non-compete covenants purchased in connection with business acquisitions. Dell incurs charges relating to the amortization of these intangibles, and those charges are included in Dell’s GAAP financial statements. Amortization charges for Dell’s purchased intangible assets are inconsistent in amount and are significantly impacted by the timing and magnitude of Dell’s acquisitions. Consequently, Dell excludes these charges for purposes of calculating the non-GAAP financial measures to facilitate a more meaningful evaluation of Dell’s current operating performance and comparisons to Dell’s past operating performance.
  Severance and facility action costs primarily relate to facilities charges including accelerated depreciation and to severance and benefits for employees terminated pursuant to actions taken as part of a comprehensive review of costs. Management measures the performance of Dell excluding the effects of severance and facility action costs and has been, for recent quarters, providing the effects to investors to supplement GAAP financial information. Dell excludes these severance and facility action costs for purposes of calculating the non-GAAP financial measures because it believes that these historical costs do not reflect expected future operating expenses and do not contribute to a meaningful evaluation of Dell’s current operating performance or comparisons to Dell’s past operating performance.
  During the first quarter of Fiscal 2011, Dell accrued $40 million for a securities litigation class action lawsuit that was filed against Dell during Fiscal 2007. Dell is excluding this single settlement for the purpose of calculating the non-GAAP financial measures because it believes this settlement is outside Dell’s ordinary course of business and does not contribute to a meaningful evaluation of Dell’s current operating performance.
  The aggregate adjustment for income taxes is the estimated combined income tax effect for the adjustments mentioned above. The tax effects are determined based on the jurisdictions where the adjustments were incurred.

There are limitations to the use of non-GAAP financial measures. Other companies, including companies in Dell’s industry, may calculate the non-GAAP financial measures differently than Dell does, limiting the usefulness of those measures for comparative purposes. In addition, items such as amortization of purchased intangible assets represent the loss in value of intangible assets over time. The expense associated with this loss in value is not included in the non-GAAP financial measures and such measures, therefore, do not reflect the full economic effect of such loss. Lastly, items such as severance and facility action costs and acquisition expenses that are excluded from the non-GAAP financial measures can have a material impact on earnings. Dell’s management compensates for the foregoing limitations by relying primarily on Dell’s GAAP results and using non-GAAP financial measures only supplementally. Non-GAAP financial measures are not an alternative to GAAP financial measures and should be read only in conjunction with financial information presented on a GAAP basis. Dell provides detailed reconciliations of each non-GAAP financial measure to its most directly comparable GAAP measure within the financial information included with this press release and in other written materials that include the non-GAAP financial measures, and Dell encourages investors to review the reconciliations in conjunction with the presentation of any non-GAAP financial measures.

CONTACT:
Dell
Media Contacts: 512-728-4100
Jess Blackburn, 512-728-8295
jess_blackburn@dell.com
or
David Frink, 512-728-2678
david_frink@dell.com
or
Investor Relations Contacts:
Robert Williams, 512-728-7570
robert_williams@dell.com
or
Shep Dunlap, 512-723-0341
shep_dunlap@dell.com
or
Frank Molina, 512-723-5116
frank_molina@dell.com